EXHIBIT 23.1





               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated December 4, 1996 on the pro forma financial statements of Cornerstone Propane Partners, L.P., and to the use of our report dated August 9, 1996 (except with respect to the matter discussed in Note 9 of those statements as to which the date is September 28, 1996) on the consolidated financial statements of SYN Inc. included herein and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP
                                   ---------------------------
                                   ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
     August 26, 1997